Exhibit 99.1

Blackbaud to Acquire MicroEdge
Acquisition expands company’s solution portfolio
to comprehensively serve foundation and corporate giving markets

Charleston, S.C. - (September 2, 2014) - Blackbaud, Inc. (Nasdaq: BLKB), a leading global provider of software and services for nonprofits, today announced it has signed an agreement to acquire MicroEdge, LLC, an innovative provider of mission-critical software solutions for the philanthropic giving community worldwide. This acquisition dramatically expands Blackbaud’s offerings in the philanthropic giving sector with MicroEdge’s comprehensive technology solutions for grantmaking, corporate social responsibility and foundation management. This combination also positions the expanded Blackbaud business to deliver innovation within its current customer base, as well as to organizations that provide funding to support nonprofit missions.

Under the purchase agreement for the transaction, Blackbaud will acquire all of the outstanding equity interests of MicroEdge for an aggregate purchase price of $160 million. The closing of the transaction is expected to occur in the fourth quarter of 2014, subject to customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. Blackbaud expects to finance the acquisition with cash on hand and borrowings under its existing credit facility.

“We’re pleased to bring MicroEdge’s innovative solution set into the Blackbaud portfolio of offerings,” said Blackbaud president and CEO Mike Gianoni. “Combining our 33 years of research and development with MicroEdge’s deep experience in these unique markets will position Blackbaud to expand its total addressable market, while offering an unprecedented set of technology solutions to address the needs of funders, nonprofits and corporations.”

For nearly 30 years, MicroEdge has offered high-performance solutions that help the giving community organize, simplify and measure their acts of charitable giving. The company serves thousands of community, education, independent, family, faith-based and other foundation clients by offering extensive solutions for foundation and grants management. MicroEdge has also recently entered the fast growing Corporate Social Responsibility (CSR) market with an employee engagement platform that supports employee giving, volunteerism, and other CSR initiatives.

“We’re enthusiastic about the potential for our clients and our team as we join Blackbaud”, said MicroEdge CEO Kristin Nimsger. “Blackbaud has a rich heritage of technology leadership in the nonprofit sector, and MicroEdge is a leading provider of SaaS and software solutions for foundations in the charitable giving community. There are no two companies better positioned to connect these two segments of the market together, to drive significantly greater efficiency and collaboration, and to accelerate our goal of helping our mutual clients effectively measure the outcomes of their work.”

Building on a renewed commitment to innovation made by Blackbaud president and CEO, Mike Gianoni in March, the company intends to further advance and extend the functionality of MicroEdge’s solutions. “This acquisition creates a tremendous opportunity for Blackbaud to offer more customers new innovation and end-to-end solutions to meet their needs,” said Joe Moye, president of Blackbaud’s Enterprise Business Unit. “In addition to partnering with new charitable foundation customers, we also intend to extend MicroEdge’s Corporate Social Responsibility offerings to help companies maximize their philanthropic impact through cutting edge administration, reporting, employee engagement, and other capabilities.”

MicroEdge is headquartered in New York, and is a portfolio company of Vista Equity Partners and Bregal Sagemount.

About Blackbaud

Serving the nonprofit and education sectors for more than 30 years, Blackbaud (NASDAQ:BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 30,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, private K12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, advocacy, constituent relationship management (CRM), financial management, payment solutions, analytics, education solutions and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

About MicroEdge

Established in 1985, MicroEdge, LLC, is the leading provider of software and services to the giving community worldwide. MicroEdge solutions deliver a powerful, integrated, and open framework for efficient and effective charitable giving. The company is committed to providing the best technology toolset for foundations, corporations, government agencies, donors, advisors and financial institutions. Together, these tools help organizations to work with one another to raise, invest, manage and award charitable currency. MicroEdge is headquartered in New York City with regional offices throughout the U.S. and supports thousands of clients worldwide. MicroEdge is part of the Vista Equity Partners portfolio of software and technology-enabled companies. To learn more about Vista Equity Partners, visit www.vistaequitypartners.com. To learn more about MicroEdge, visit www.microedge.com.

About Vista Equity Partners

Vista Equity Partners, a U.S.-based private equity firm with offices in Austin, Chicago and San Francisco, with approximately $13 billion in cumulative capital commitments, currently invests in dynamic, successful technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, please visit www.vistaequitypartners.com.

About Bregal Sagemount

Bregal Sagemount is a growth-focused private equity fund with $500 million in committed capital. Bregal Sagemount makes investments of $15 million to $150 million in market leaders in high growth segments. For more information, please see www.bregalsagemount.com.

Media Contacts

Nicole McGougan
Blackbaud, Inc.
843-654-3307
media@blackbaud.com

Kathy Krais
MicroEdge, LLC
646-237-3966
kkrais@microedge.com

Forward-looking Statements

This news release contains forward looking statements that involve a number of risks and uncertainties, including statements regarding the expected closing of the acquisition, as well as the expected benefits of the acquisition to Blackbaud. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.